UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 26, 2011 (January 25, 2011)

Penn Virginia Resource Partners, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16735	23-3087517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Radnor Corporate Center, Suite 500 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 975-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 25, 2011, Penn Virginia Operating Company, LLC, a wholly-owned subsidiary of Penn Virginia Resource Partners, L.P. (“Partnership”), completed the purchase of certain mineral rights and oil and gas royalty interests on properties primarily located in Kentucky and Tennessee from Begley Properties, LLC (“Begley”) for an aggregate purchase price of $95.7 million. This purchase was financed with a borrowing under the August 13, 2010 amended and restated credit agreement by and among the Partnership’s wholly-owned subsidiary, PVR Finco LLC, PNC Bank, National Association, as Administrative Agent, and certain other lenders (the “Credit Facility”). The terms and conditions of the Begley acquisition were previously described in the Partnership’s Form 8-K, filed on December 15, 2010. The terms and provisions of the Credit Facility were previously described in the Partnership’s Form 8-K, filed on August 19, 2010.

Item 8.01	Other events.

On January 25, 2011, the Partnership issued a press release regarding the Begley acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 8.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of the Partnership.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Penn Virginia Resource Partners, L.P. press release dated January 25, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN VIRGINIA RESOURCE PARTNERS, L.P.

By:	Penn Virginia Resource GP, LLC,
its General Partner

	By:	/s/ Robert B. Wallace
ROBERT B. WALLACE
Executive Vice President and Chief Financial Officer

Dated: January 26, 2011

EXHIBIT INDEX

(d)	Exhibits.

99.1	Penn Virginia Resource Partners, L.P. press release dated January 25, 2011.

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